Financial Statements of

STW RESOURCES, INC.
(a Development Stage Company)

As of December 31, 2008, and for the Period from Inception (January 28, 2008) through December 31, 2008

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of
STW Resources, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of STW Resources, Inc. (the Company) (a development stage company) as of December 31, 2008, and the related statements of operations, shareholders’ equity and cash flows for the period from Inception (January 28, 2008) to December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STW Resources, Inc. as of December 31, 2008 and the results of its operations and its cash flows for the period from Inception (January 28, 2008) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business activities.  These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.
Houston, Texas
November 30, 2009

24 Greenway Plaza
Suite 1800
Houston, Texas 77046-2404
713.850.8787
F 713.850.1673

WWW.WEAVERANDTIDWELL.COM

AN INDEPENDENT MEMBER OF
BAKER TILLY
INTERNATIONAL

OFFICES IN

DALLAS                              FORT WORTH                              HOUSTON                              SAN ANTONIO

STW RESOURCES, INC.
(A Development Stage Company)
Balance Sheet

December 31, 2008

Assets

Current assets
Cash and cash equivalents	$17,639
Other current assets	52,112
Total current assets	69,751

Property and equipment, net of accumulated
depreciation of $13,640	9,759,939

Total Assets	$9,829,690

Liabilities and Shareholders' Equity

Current liabilities
Accounts payable	$5,465,972
Accrued expenses	18,332
Notes payable - current	235,800
Total current liabilities	5,720,104

Note payable - non-current	62,181

Commitments and contingencies

Shareholders' equity
Series A Preferred stock, par value $.00001 per share,
Authorized 10,000,000 shares, Issued and outstanding
100 shares	-
Common stock, par value $.00001 per share,
Authorized 250,000,000 shares, Issued and outstanding
23,463,825 shares	235
Paid-in capital	6,693,738
Deficit accumulated during the development stage	(2,646,568)
4,047,405

Total Liabilities and Shareholders' Equity	$9,829,690

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
(A Development Stage Company)
Statement of Operations

For the period from Inception (January 28, 2008) through December 31, 2008

Revenues	$-

Costs and expenses
General and administrative
Salaries and benefits	1,023,433
Professional fees	714,865
Stock-based compensation	233,493
Travel	249,398
Other	304,574
Total general and administrative	2,525,763
Operating loss	(2,525,763)

Other expense
Interest, net	120,805
Total other expense	120,805

Loss before income taxes	(2,646,568)

Income taxes	-

Net loss	$(2,646,568)

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
(A Development Stage Company)
Statement of Cash Flows

For the period from Inception (January 28, 2008) through December 31, 2008

Cash flows from operating activities
Net loss	$(2,646,568)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,640
Fair value of common shares attached to notes payable	50,395
Amortization of debt issue costs	55,100
Stock-based compensation	233,493
Changes in operating assets and liabilities:
Increase in prepaid expenses and other current assets	(52,112)
Increase in accounts payable and accrued expenses	629,714
Net cash used in operating activities	(1,716,338)

Cash flows from investing activities
Acquisition of property and equipment	(4,918,989)
Net cash used in investing activities	(4,918,989)

Cash flows from financing activities
Issuance of notes payable	1,410,819
Repayment of notes payable	(1,112,840)
Debt issue costs	(55,100)
Equity issuances, net	6,410,087
Net cash provided by financing activities	6,652,966

Net increase in cash and cash equivalents	17,639

Cash at beginning of period	-
Cash at end of period	$17,639

Supplemental cash flow information:
Cash paid for interest	$21,080

Non-cash investing and financing activities:
Non-cash capital expenditures	$4,854,590

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
(A Development Stage Company)
Statement of Shareholders' Equity

For the period from Inception (January 28, 2008) through December 31, 2008

						Deficit Accumulated
	Preferred Stock		Common Stock		Paid-in	During the
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total

January 28, 2008, equity offering	100	$-	8,100,000	$81	$-	$-	$81

April 1, 2008, issuance of common stock in
connection with notes payable	-	-	275,000	3	12,235	-	12,238

April 9, 2008, equity offering	-	-	5,980,000	60	266,050	-	266,110

April 14, 2008, unit offering, net	-	-	4,167,500	42	6,143,852	-	6,143,894

June 1, 2008, issuance of common stock in
connection with notes payable	-	-	41,325	-	11,157	-	11,157

September 29, 2008, issuance of common stock
in connection with note payable	-	-	62,500	1	16,874	-	16,875

December 29, 2008, issuance of common stock
in connection with note payable	-	-	37,500	-	10,125	-	10,125

Stock -based compensation	-	-	4,800,000	48	233,445	-	233,493

Net loss	-	-	-	-	-	(2,646,568)	(2,646,568)

Total Shareholders' Equity, December 31, 2008	100	$-	23,463,825	$235	$6,693,738	$(2,646,568)	$4,047,405

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

1.	Organization, Nature of Activities and Basis of Presentation

STW Resources, Inc. (“STW” or the “Company”) is a development stage Nevada corporation formed on January 28, 2008, to utilize state of the art water reclamation technologies to reclaim fresh water from highly contaminated oil and gas hydraulic fracture flow-back salt water that is produced in conjunction with the production of oil & gas.  STW has been working to establish contracts with oil and gas operators for the deployment of multiple water reclamation systems throughout Texas, Arkansas, Louisiana and the Appalachian Basin of Pennsylvania and West Virginia.  STW, in conjunction with energy producers, operators, various state agencies and legislators, are working to create an efficient and economical solution to this complex problem.  The Company is also evaluating the deployment of similar technology in the municipal wastewater industry.

Status of Relationship with GE Water & Process Technologies

STW entered into a Memorandum of Understanding with GE Water & Process Technologies (“GE Water”), a unit of General Electric Company, dated February 14, 2008 (“MOU”) to jointly develop off-take agreements with oil and gas operators for the deployment of multiple water reclamation systems throughout Texas, Arkansas, Louisiana and the Appalachian Basin.  STW and GE Water formalized their relationship on May 22, 2008, by entering into a definitive Teaming Agreement (“Teaming Agreement”), which superseded the MOU.  The Teaming Agreement was drafted in accordance with the terms of the MOU and provides greater certainty as to each party’s responsibilities and as to the process of entering into agreements with and providing services to customers.  The Teaming Agreement sets forth the terms and conditions that will govern the STW and GE Water relationship when STW is successful in selling its services to an identified prospect.

In April 2008, STW entered into a purchase order with GE Water (“Purchase Order”), for the purchase of a modularized produced water evaporator system (the “Evaporator System”) capable of processing approximately 720,000 gallons per day.  The total commitment under the Purchase Order was $14.5 million, to be paid over eight installments.  As of September 30, 2009, the Company has paid a total of approximately $4.7 million.  Included in this total is $300,000 of its $1.5 million second installment payment which was due at the end of June 2008.  The Company is currently in arrears on the remaining $1.2 million under the second installment payment and is also in arrears in its third installment payment of $3.6 million which was due on November 28, 2008, the fourth installment payment of $1.5 million which was due on February 27, 2009, and the fifth installment payment of $1.8 million which was due on August 28, 2009.  The total of all amounts invoiced and unpaid, including accrued interest, through September 30, 2009, totaled $9.0 million.  In addition, pursuant to the terms of the Purchase Order, the Company is required to post a letter of credit securing the balance of the payments due under the Purchase Order, totaling $1.9 million, which the Company has not yet done.  Finally, in April 2009, the Company issued a change order to the Purchase Order to increase the overall processing capacity to approximately one million gallons per day.  This change order obligated the Company to additional payments totaling approximately $1.2 million.

On January 12, 2009, GE Water sent a notice of default with respect to the past due payments on the Evaporator System, and the required posting of the letter of credit, as set forth under the Purchase Order, with a requirement that such default be cured within 30 days from the date of the

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

notices.  GE Water took no further action with respect to the notice of default until August 13, 2009.

On August 13, 2009, GE Water provided the Company a six month additional grace period, through February 13, 2010.  At the end of the additional six month grace period, if the Company has not met its obligations, GE Water represented that it would meet with the Company to determine the state of the investment market and grant or not grant an additional grace period, as necessary.  If, after February 13, 2010, GE Water elected to not extend the Company’s payment obligations, GE Water could foreclose on the Evaporator System, resulting in the loss of payments advanced to date by the Company and future use of the Evaporator System under construction.

On October 1, 2009, GE Water sent a letter to STW unilaterally announcing to STW that GE was canceling the Company’s Purchase Order due to STW’s inability to pay the current amounts due.  GE Water also demanded a “termination” payment of $750,000.  In the same letter, GE Water unilaterally announced it was cancelling the Teaming Agreement citing GE Water’s belief that STW was insolvent.  GE Water prefaced its cancellation of the Purchase Order and Teaming Agreement on a failure of GE Water and STW to renegotiate a substitute Teaming Agreement.  On October 8, 2009, STW responded to GE Water in writing rejecting GE Water’s unilateral termination of the Purchase Order and Teaming Agreements, among other things including that GE Water had the contractual requirement to arbitrate certain of the disputed matters raised by GE Water’s October 1, 2009 letter.  Subsequently, GE Water replied to STW’s letter denying the Company’s allegations, but inviting the Company to meet in person with GE Water representatives to attempt to resolve their differences.  STW expects such meeting to be scheduled in the near future.

Going Concern

The Company from Inception (January 28, 2008) through December 31, 2008, did not have any revenues.  The Company has no significant operating history as of December 31, 2008, has accumulated losses and negative cash flow from operations since inception and is currently in default of amounts past due to GE Water.  From Inception (January 28, 2008) through December 31, 2008, management has raised equity and debt financing to fund operations and to provide working capital.  However, there is no assurance that in the future such financing will be available to meet the Company’s needs.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond.  These steps include (a) raising additional capital and/or obtaining financing; (b) continue to work in good faith with GE Water to perform its obligations under the Teaming Agreement and the Purchase Order, (c) executing contracts with oil and gas operators and municipal utility districts; and (d) controlling overhead and expenses.  There can be no assurance that the Company can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing.  There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

In the event the Company is unable to continue as a going concern, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

may be subject to an involuntary petition in bankruptcy.  To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company’s operations are located in the United States of America and the principal executive offices are located at 3417 Mercer, Suite D, Houston, TX 77027.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and financial instruments with an original maturity of three months or less at the date of purchase.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash.  From time to time, the Company has cash in its bank accounts in excess of federally insured limits.

The Company anticipates entering into long-term, fixed-price contracts for its services with select oil and gas producers and municipal utilities.  The Company will control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.

Fair Value of Financial Instruments

As at December 31, 2008, the fair value of cash, accounts payable, accrued expenses and notes payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Stock Based Compensation

On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123(R) (revised 2004), "Share-Based Payment" which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation".  SFAS No. 123(R) superseded Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and amended SFAS No. 95, "Statement of Cash Flows".  Generally, the approach in SFAS No. 123(R) is similar to the

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

approach described in SFAS No. 123.  However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro-forma disclosure is no longer an alternative.  The effective date for the Company’s application of SFAS No. 123(R) was January 28, 2008 (date of inception).

There were no grants of employee options during the period from January 28, 2008 (date of inception) through December 31, 2008.  There were no unvested options outstanding as of the date of the Company’s adoption of SFAS No. 123(R).

Property and Equipment

Property and equipment are recorded at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

Expenditures for major additions or improvements, which extend the useful lives of assets, are capitalized.  Minor replacements, maintenance and repairs, which do not improve or extend the lives of the assets, are charged to operations as incurred.  Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in current operations.

Impairment of Long-Lived Assets

The Company follows SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  SFAS No. 144 requires that long-lived assets held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows.  Should impairment in value be indicated, the carrying value of the long-lived assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less disposal costs.

Segment reporting

The Company follows SFAS No. 130, “Disclosures about Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period.  If available evidence suggests that it is more likely than not that

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.  Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

At Inception (January 28, 2008), the Company adopted Financial Accounting Standards Board Interpretation Number 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is intended to clarify the accounting for income taxes prescribing a minimum recognition threshold for a tax provision before being recognized in the consolidated financial statements.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  As a result, the Company has concluded that it does not have any unrecognized tax benefits or any additional tax liabilities after applying FIN 48.  The adoption of FIN 48 therefore had no impact on the Company’s consolidated financial statements.

Recently Adopted Accounting Pronouncement

In May 2009, the Financial Accounting Standards Board issued Statement of Financial Account Standard No. 165, “Subsequent Events,” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. In particular, SFAS No. 165 sets forth:

•
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; and

•	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and

•	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

SFAS No. 165 is effective for interim or annual periods ending after June 15, 2009, and is to be applied prospectively.  The application of SFAS No. 165 will have no impact on the Company’s financial position, results of operations or cash flows.

3.	Property and Equipment

The Company’s property and equipment at December 31, 2008, consists principally of $9.6 million of work-in-progress on the Company’s first Evaporator System from GE Water.  Progress payments totaling $4.7 million have been paid-to-date, with a total of $4.8 million outstanding at

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

December 31, 2008, and included in accounts payable.  The Company capitalized a total of $150,132 of interest on past-due payments charged by GE Water during the period from Inception (January 28, 2008) through December 31, 2008, which is also outstanding at December 31, 2008, and included in accounts payable.  The Company recognized total depreciation expense of $13,640 during the period from Inception (January 28, 2008) through December 31, 2008, related to vehicles and furniture and fixtures which carry useful lives ranging from three to five years.

4.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consists principally of $4.9 million related to amounts due on the Company’s first Evaporator System from GE Water, including accrued interest, as well as various other amounts due primarily to formation costs and capital raising activities.

5.	Notes Payable

In April 2008, the Company issued promissory notes (the “April 2008 Notes”) totaling $1.1 million.   Each note bore interest at a rate of 10% per annum.  Principal and accrued but unpaid interest on each note was payable in full on June 1, 2008.  Pursuant to the terms of the April 2008 Notes, the Company was also required to issue one-quarter (0.25) share of Common Stock for each dollar of principal amount advanced.  A total of 275,000 shares of Common Stock were issued and were valued at an aggregate of $12,238, based upon the price of the Company’s shares of Common Stock issued under the most recent private placement offering prior to the issuance of the April 2008 Notes.  This value was recorded as a discount to the notes and amortized to interest expense using the effective interest rate method over the term of the notes.  The Company also incurred $55,100 of debt issue costs.  This cost was amortized to interest expense using the effective interest rate method over the term of the notes.

On June 1, 2008, the Company requested and obtained temporary waivers of repayment of the April 2008 Notes until the closing of additional equity funding.  In consideration of such extension, the Company issued to each note holder an additional 0.375 share of Common Stock for each dollar of principal advanced.  A total of 41,325 additional shares of Common Stock were issued.  These additional shares of Common Stock were valued at an aggregate of $11,157, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the April 2008 Notes and amortized to interest expense using the effective interest rate method over the term of the notes.

The April 2008 Notes were repaid in full during June 2008.

On September 29, 2008, the Company entered into a securities purchase agreement with an accredited investor (the “September 2008 Bridge Investor”) providing for the issuance by the Company to the September 2008 Bridge Investor of its 12% promissory note in the principal amount of $125,000 (the "September 2008 Bridge Note").  In addition to the September 2008 Bridge Note, the September 2008 Bridge Investor also received 62,500 shares of common stock of the Company.  These shares of Common Stock were valued at an aggregate of $16,875, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the September 2008 Bridge Note and will be amortized to interest expense using the effective interest rate method over the term of the notes.  The September 2008 Bridge Note matured on the earlier of 90 days from closing or upon closing of a private

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

placement by the Company.  Interest associated with this note is 12% per annum, payable on the maturity date.  In the event that all amounts due under the note are not paid by the maturity date, the Company is required to issue an additional 31,250 shares to the September 2008 Bridge Investor every 30 days that any amounts remain outstanding on the note.

On December 29, 2008, the Company entered into a securities purchase agreement with the Company’s Chairman and Chief Executive Officer for the issuance by the Company of its 10% promissory note in the principal amount of $75,000 (the "CEO Bridge Note").  In addition to the CEO Bridge Note, the CEO also received 37,500 shares of Common Stock of the Company.  These shares of Common Stock were valued at an aggregate of $10,125, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the CEO Bridge Note and will be amortized to interest expense using the effective interest rate method over the term of the note.  The CEO Bridge Note matures on the earlier of 90 days from closing or upon closing of a private placement by the Company.  Interest associated with the CEO Bridge Note is 10% per annum, payable on the maturity date.

The Company has also entered into various vehicle and insurance financing contracts with amounts outstanding totaling $99,102 as of December 31, 2008.  Of this amount, $62,181 was reflected as notes payable – non-current at December 31, 2008, as the original maturity exceeded December 31, 2009.  However, the entire balance of the long-term total of $62,181 was repaid in 2009.

6.	Capital Stock

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock.  In April 2008, the Company designated the Series A Preferred Stock, with a par value of $0.0001 per share, and authorized the issuance of 100 shares to the Company’s Chairman and Chief Executive Officer.  The Series A Preferred Stock provides voting rights as if each share of Series A Preferred Stock is equal to 80,000 shares of the Company’s Common Stock.  The holder of Series A Preferred Stock is entitled to vote together with the holders of the Common Stock on all matters that the Common Stock is entitled to vote on.

Common Stock

The Company has authorized 250,000,000 shares of Common Stock.

On January 28, 2008, the Company issued 8,100,000 shares of Common Stock at $0.0001 per share for total consideration of $81.

On April 9, 2008, the Company issued 5,980,000 shares of Common Stock at $0.0445 per share for total consideration of $266,110.

On April 14, 2008, the Company commenced a unit offering (the “$2.00 Unit Offering”) whereby each unit consisted of one share of the Company’s Common Stock and a warrant to acquire one and one-half share of the Company’s Common Stock as follows: (i) 0.5 shares at an exercise price equal to $3.00 per share, (ii) 0.5 shares at an exercise price equal to $4.00 per share, and (iii) 0.5 shares at an exercise price equal to $8.00 per share. Each Warrant is

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

exercisable for three years from date of issue.  As of December 31, 2008, the Company had sold an aggregate of 3,467,500 units for gross proceeds of $6.9 million.  The Company incurred costs of $0.8 million in issuing the shares, resulting in net proceeds of $6.1 million.  The Company also issued 700,000 Common Shares for investment banking compensation associated with this offering.  These shares were valued at an aggregate of $98,800, based on the estimated fair value of the Company’s Common Stock at that date.

In connection with the April 2008 Notes, the Company issued a total of 275,000 shares of Common Stock which were valued at an aggregate of $12,238, based upon the price of the Company’s shares of Common Stock issued under the most recent private placement offering prior to the issuance of the April 2008 Notes.  Upon the extension of the April 2008 Notes in June 2008, the Company issued a total of 41,325 additional shares of Common Stock.  These additional shares of Common Stock were valued at an aggregate of $11,157, based on the estimated fair value of the Company’s Common Stock at that date.

In connection with the September 2008 Bridge Note, the Company issued a total of 62,500 shares of Common Stock which were valued at an aggregate of $16,875, based upon the estimated fair value of the Company’s Common Stock at that date.

In connection with the CEO Bridge Note, the Company issued a total of 37,500 shares of Common Stock which were valued at an aggregate of $10,125, based upon the estimated fair value of the Company’s Common Stock at that date.

Warrants

As of December 31, 2008, the Company had the following warrants outstanding to acquire the Company’s Common Stock:

Underlying
Common Shares
Warrants associated with $2.00 Unit offering
Exercisable at $3.00	1,733,750
Exercisable at $4.00	1,733,750
Exercisable at $8.00	1,733,750
5,201,250
Broker warrants associated with $2.00 Unit offering
Exercisable at $3.00	179,550
Exercisable at $4.00	179,500
Exercisable at $8.00	179,500
538,650

Total warrants outstanding	5,739,900

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

7.	Stock-Based Compensation

During 2008, the Company issued 4.8 million shares of the Company’s Common Stock to directors, employees and certain consultants.  The following table sets forth the number of shares issued, the fair value at date of issue and the period over which the shares vest:

	Number of	Fair
	Shares	Value per	Vesting
Date	Issued	Share	Period

April 22, 2008	2,550,000	$0.0445	Immediate
April 22, 2008	350,000	$0.0445	six months
May 8, 2008	100,000	$0.0445	Immediate
May 19, 2008	1,300,000	$0.0445	Immediate
October 1, 2008	50,000	$0.27	Immediate
June 1, 2008	250,000	$0.27	(a)
December 1, 2008	200,000	$0.27	six months
	4,800,000

(a) These shares vest upon the earlier of (i) the initial public offering of the
Company's common shares, (ii) the involuntary termination of the employee after December 31, 2008 or (iii) upon consent of the Company's Board of
Directors.

The Company recognized $233,493 in compensation cost associated with the issuance of these shares and, at December 31, 2008, had an additional $92,857 of compensation cost to be recognized in 2009 over the related vesting period.

8.	Commitments

In April 2008, the Company entered into an Equipment and Services Contract with GE Water with respect to the purchase by the Company of an Evaporator System, along with necessary pre-treatment facilities, capable of handling 500 gallons per minute of oil field fractionation and/or oil field produced waste water.  The contract price totaled $14.5 million.  The Company has made progress payments totaling $4.7 million, with the balance of the contract price payable upon the attainment of project milestones by GE Water over approximately 18 months. In April 2009, the Company issued a change order to increase the overall processing capacity to approximately one million gallons per day.  This change order obligated the Company to additional payments totaling approximately $1.2 million.  See Note 1.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

9.	Related Party Transactions

In connection with the Company’s issuance of the April 2008 Notes, Viewpoint Securities, LLC (“Viewpoint”), the Company’s financial and capital markets advisor and of which one of its Partners is a member of the Company’s Board of Directors, advanced the Company $100,000 (the “Viewpoint Note”) pursuant to the terms of the April 2008 Notes and subsequent April 2008 Notes extension.  The Viewpoint Note was repaid in June 2008, along with accrued interest totaling $1,315 and the issuance of 28,750 shares of the Company’s Common Stock (see Note 5).  In addition, in connection with the issuance of the April 2008 Notes, the Company incurred a placement fee to Viewpoint totaling $55,100.

In connection with the Company’s issuance of the April 2008 Notes, the Company’s then Chief Financial Officer advanced the Company $100,000 (the “CFO Note”) pursuant to the terms of the April 2008 Notes and subsequent April 2008 Notes extension.  The CFO Note was repaid in June 2008, along with accrued interest totaling $1,671 and the issuance of 28,750 shares of the Company’s Common Stock (see Note 5).

In connection with the Company’s equity capital raising activities, the Company had incurred, as of December 31, 2008, a total of $825,266 in fees and expenses payable to Viewpoint and issued, pursuant to the terms of its arrangement with Viewpoint, 700,000 shares of Common Stock and 359,100 warrants to purchase one and one-half shares of the Company’s Common Stock on the same terms as the warrants issued in the $2.00 Unit Offering.  At December 31, 2008, the Company had a balance due Viewpoint of $219,899 recorded in accounts payable.

10.	Income Taxes

The Company’s net loss before income taxes totaled $2,646,568 for the period from Inception (January 28, 2008) through December 31, 2008.

The total provision for income taxes, which consist solely of U.S. Federal taxes, consist of the following:

For the Period
from Inception
(January 28, 2008) to
December 31, 2008

Current taxes	$-

Deferred taxes	-

Total	$-

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

A reconciliation of the tax on the Company’s loss for the year before income taxes and total tax expense is shown below:

For the Period
from Inception
(January 28, 2008) to
December 31, 2008

Income tax benefit at U.S. statutory rate	$(926,299)

Implied interest expense associated with
outstanding debt instruments	14,095

50% limitation of meals and entertainment	7,959

Increase in valuation allowance	904,245
$-

The components of net deferred tax assets and liabilities recognized are as follows:

December 31, 2008

Deferred noncurrent tax asset:
Capitalized start up costs	$930,514
Gross deferred noncurrent tax asset	930,514
Book-tax differences in property basis	(26,269)
Valuation allowance	(904,245)
Deferred noncurrent tax asset	$-

Deferred noncurrent tax liability:
Book-tax differences in property basis	$-
Deferred noncurrent tax liability	$-

Net noncurrent tax asset	$-

11.	Subsequent Events

In January 2009, the Company issued an additional 62,500 Units under its $2.00 Unit Offering and realized $93,051 in net proceeds.

During 2009, the Company issued 500,000 Common Shares for investment banking compensation to Viewpoint.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

In January 2009, the Company issued a warrant to acquire 1,500,000 common shares at an exercise price of $4.00 for five years for professional services for business development consultation.  Using the Black Scholes pricing model, with volatility of 150%, a risk-free interest rate of 2.5% and a 0% dividend yield, the warrant was determined to have a fair value of $293,054, with such value recorded as professional fee expense and additional paid-in capital.

On January 2, 2009, and January 6, 2009, the Company entered into securities purchase agreements with two accredited investors (the “January 2009 Bridge Investors”) for the issuance by the Company of a 10% promissory note in the principal amount of $25,000 to each of the January 2009 Bridge Investors (the "January 2009 Bridge Notes").  In addition to the January 2009 Bridge Notes, the January 2009 Bridge Investors also each received 12,500 shares of Common Stock of the Company.  These shares of Common Stock were valued at an aggregate of $6,750, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the January 2009 Bridge Notes and will be amortized to interest expense using the effective interest rate method over the term of the notes.  The January 2009 Bridge Notes matured on the earlier of 90 days from closing or upon closing of a private placement by the Company.  Interest associated with the January 2009 Bridge Notes was 10% per annum, payable on the maturity date.

On January 14, 2009, the Company entered into a bridge loan letter agreement and a securities purchase agreement with an accredited investor (the “January 14, 2009 Bridge Investor”) for the issuance by the Company of a 15% promissory note in the principal amount of $400,000 to the January 14, 2009 Bridge Investors (the "January 14, 2009 Bridge Note").  In addition to the January 14, 2009 Bridge Notes, the January 14, 2009 Bridge Investors also received 50,000 shares of Common Stock of the Company.  These shares of Common Stock were valued at $13,500, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the January 14, 2009 Bridge Note and will be amortized to interest expense using the effective interest rate method over the term of the notes.   In connection with entering into the bridge loan letter agreement, the Company also issued warrants to acquire 480,000 shares of the Company’s Common Stock and paid $40,000 in fees.  The warrants are exercisable for a period of five years at an exercise price of $3.00 per share.  Using the Black Scholes pricing model, with volatility of 150%,  a risk-free interest rate of 2.5% and a 0% dividend yield, the warrants were determined to have a fair value of $97,232, with such value recorded as a discount to the January 14, 2009 Bridge Note and to additional paid-in capital.  This discount, along with the $40,000 in fees, will be amortized using the effective interest rate method over the term of the indebtedness.  The January 14, 2009 Bridge Note matured 90 days from closing.  Interest associated with the January 14, 2009 Bridge Note was 15% per annum, payable on the maturity date.

Effective February 24, 2009, the Company acquired, and retired, from its former Chairman and Chief Executive Officer, the 100 shares of Series A Preferred Stock then outstanding, in exchange for a commitment by the Company to issue its former Chairman and Chief Executive Officer a warrant to purchase 1.5 million shares of the Company’s Common Stock at $8.00 per share, with a five-year exercise period.

On March 24, 2009, the Company entered into a securities purchase agreement with the September 2008 Bridge Investor providing for the rollover of the $125,000 principal amount outstanding under the September 2008 Bridge Note and the advancing of an additional $50,000 (the “March 2009 Bridge Note”).  Pursuant to the terms of the September 2008 Bridge Note, the

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

Company issued penalty shares, totaling 93,750 additional shares of the Company’s Common Stock, to the September 2008 Bridge Investor  These shares of Common Stock were valued at an aggregate of $25,314, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the September 2008 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note. In addition to the March 2009 Bridge Note, the September 2008 Bridge Investor also received an additional 200,000 shares of common stock of the Company.  These shares of Common Stock were valued at an aggregate of $54,000, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the March 2009 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note.  The September 2008 Bridge Investor was also entitled to a $15,000 financing fee payable at maturity.  This fee was accrued as a discount to the March 2009 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note.  The March 2009 Bridge Note matured on the earlier of 90 days from closing or upon closing of a private placement by the Company, with net proceeds to the Company of at least $1.0 million.  Interest associated with this note was 12% per annum, payable on the maturity date.   In the event that all amounts due under the note are not paid by the maturity date, the Company was required to issue an additional 40,000 shares to the September 2008 Bridge Investor every 30 days that any amounts remain outstanding on the note.

In April 2009, the Company commenced an offering of its 12% Convertible Notes (the “2009 12% Convertible Notes”).  Each 2009 12% Convertible Note is convertible, at any time at the option of the holder, into shares of the Company’s common stock, at an initial conversion price of $0.25 per share (the “Conversion Price”).   The 2009 12% Convertible Notes bear interest at 12% per annum and mature 12 months from the date of issuance.  For each 2009 12% Convertible Note purchased, each investor will receive a warrant  to purchase up to such number of shares of the Company’s common stock equal to one-half of the face amount of the 2009 12% Convertible Note divided by the Conversion Price.  The warrants shall be exercisable for a period of five years from the date of issuance at an exercise price of $3.00 per share.  Through September 30, 2009, the Company had issued a total of $650,000 face value of its 12% Convertible Notes.

In April 2009, the holders of the CEO Bridge Note, the January 2009 Bridge Notes, the January 14, 2009 Bridge Note and the March 2009 Bridge Note agreed to convert the $700,000 total of their outstanding notes into the 2009 12% Convertible Notes.

Beginning in February 2009, the Company has been unable to meet its contractual employment related obligations and has been accruing, as a component of accrued expenses, past due salaries to its employees and, as a component of accounts payable, severance payments payable to its former Chief Executive Officer and fees due its in-house counsel.  Through September 30, 2009, the Company, in partial satisfaction of these past due amounts, had issued $800,436 principal amount of 12% convertible notes (the “Deferred Compensation Convertible Notes”) on the basis of $2.00 of Deferred Compensation Convertible Note face value for each $1.00 of compensation deferred.  Each Deferred Compensation Convertible Note is convertible, at any time at the option of the holder, into shares of the Company’s common stock, at an initial conversion price of $0.25 per share (the “Conversion Price”).   The Deferred Compensation Convertible Notes bear interest at 12% per annum and mature 12 months from the date of issuance.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

On August 28, 2009, the Company entered into a Letter of Intent ("LOI") with WoozyFly, Inc. ("WoozyFly"), a corporation incorporated under the laws of Nevada and its common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "WZFL", whereby a subsidiary of WoozyFly will merge with and into the Company, with the Company continuing as the surviving corporation.  Pursuant to the LOI, there would be a one for one exchange of Woozyfly's shares of common stock and securities for all of the issued and outstanding voting capital stock of the Company.